For Immediate Release
Oct. 29, 2010

PNM Resources Reports Third Quarter Results
First Choice Power strong performance increases 2010 earnings guidance range
Conference call: 11 a.m. Eastern today

THIRD QUARTER SUMMARY

●	GAAP net earnings of $0.53 per diluted share, compared with $0.59 per diluted share in 2009

●	Ongoing earnings of $0.63 per diluted share, equaling quarterly results in 2009

YEAR-TO-DATE SUMMARY

●	GAAP net earnings of $0.69 per diluted share, compared with $1.55 per diluted share in 2009 (including discontinued operations)

●	Ongoing earnings of $0.90 per diluted share, compared with $0.94 per diluted share in 2009

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today reported unaudited 2010 third quarter consolidated GAAP net earnings of $48.6 million, or $0.53 per diluted share, compared with $54.2 million, or $0.59 per diluted share, during the same period last year.

Quarterly unaudited, consolidated ongoing earnings were $57.9 million, or $0.63 per diluted share, compared with $57.8 million, or $0.63 per diluted share, in 2009. Ongoing earnings exclude various special items. Reconciliations of GAAP to non-GAAP measures such as ongoing earnings and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) are shown on the attached schedules 1 through 8.

“Third quarter earnings came in above our expectations as we benefited from warmer weather in both Texas and New Mexico,” said Pat Vincent-Collawn, PNM Resources president and CEO. “We also saw some improvement in weather-normalized load growth in New Mexico; however, we continue to remain cautious about the economy. In Texas, First Choice Power continues to perform above expectations and is the driver of our increased earnings guidance.

“As we look forward, achieving fair outcomes in our current rate cases in New Mexico and Texas will be a key element to further strengthening our overall financial position, enhancing our credit profile and earning our allowed return.”

Quarterly financial materials are available at http://www.pnmresources.com/investors/results.cfm.

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YEAR-TO-DATE RESULTS

For the first nine months of 2010, PNM Resources reported unaudited consolidated GAAP net earnings of $63.0 million, or $0.69 per diluted share, compared with $141.6 million, or $1.55 per diluted share, in 2009. GAAP results in 2009 included various special items, including a $65.9 million after-tax gain from the sale of the company’s natural gas operations recorded in the first quarter. Unaudited, consolidated ongoing earnings through Sept. 30 were $82.6 million, or $0.90 per diluted share, compared with $86.4 million, or $0.94 per diluted share, in 2009.

SEGMENT REPORTING OF 2010 THIRD QUARTER EARNINGS

Regulated Operations

PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

●
PNM reported ongoing earnings of $38.9 million, or $0.42 per diluted share, compared with $31.7 million, or $0.35 per diluted share, in 2009. GAAP earnings were $39.1 million, or $0.43 per diluted share, compared with $30.8 million, or $0.33 per diluted share, in 2009.

●	Weather-normalized load growth of 2.1 percent, higher usage associated with a 9 percent increase of cooling-degree-days and the second phase of the $77 million rate increase improved earnings.

TNMP – an electric transmission and distribution utility in Texas.

●
TNMP reported ongoing and GAAP earnings of $7.3 million, or $0.08 per diluted share, compared with 2009 ongoing earnings of $5.5 million, or $0.06 per diluted share, and 2009 GAAP earnings of $6.2 million, or $0.07 per diluted share.

●
A full quarter of retail rates implemented last September, coupled with new transmission cost-of-service rates that went into effect in May, improved earnings. Weather-normalized load growth was less than 1 percent.

Unregulated Operations

First Choice Power – a retail electric provider in Texas.

●
First Choice Power reported ongoing earnings of $12.8 million, or $0.14 per diluted share, compared with $18.3 million, or $0.20 per diluted share, in 2009. GAAP earnings were $3.6 million, or $0.03 per diluted share, compared with 2009 earnings of $17.1 million, or $0.19 per diluted share. GAAP results include unrealized mark-to-market losses on economic hedges.

●
Lower customer rates resulted in lower average retail margins. Initiatives to reduce risk resulted in fewer residential customers, which was more than offset by an increase in commercial sales. Quarterly bad debt expense was reduced to $7.3 million from $9.1 million in 2009 as a result of fewer customer departures and lower final bills. Year-to-date bad debt expense was $19.3 million compared with $33.5 million during the same period in 2009.

Optim Energy – jointly owned by PNM Resources and a subsidiary of Cascade Investment, L.L.C., Optim Energy owns interests in three generating assets in Texas, totaling nearly 1,200 megawatts.

●
PNM Resources’ share of Optim Energy quarterly net ongoing earnings was $1.8 million, or $0.02 per diluted share, compared with $4.5 million, or $0.05 per diluted share, in 2009. PNM Resources’ share of the net GAAP earnings of Optim Energy was $1.5 million, or $0.02 per diluted share, compared with $4.2 million, or $0.04 per diluted share, in 2009.

●
PNM Resources' share of Optim Energy's ongoing quarterly EBITDA was $12.7 million, compared with $14.3 million in 2009.  Higher ancillary sales revenue and a reduction in operations and maintenance expense were more than offset by lower power market prices.

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Corporate/Other – a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt. For the purposes of this news release, the Corporate/Other segment excludes the results of Optim Energy as reported above.

●
Corporate/Other reported ongoing and GAAP losses of $3.0 million, or $0.03 per diluted share, compared with 2009 ongoing losses of $2.1 million, or $0.03 per diluted share, and 2009 GAAP losses of $2.6 million, or $0.03 per diluted share.

2010 GUIDANCE RANGE

PNM Resources is updating its 2010 financial projections, primarily as a result of continued strong performance by First Choice Power. PNM Resources now expects 2010 PNM Resources consolidated ongoing earnings to be in the range of $0.83 to $0.90 per diluted share. The previous range was $0.65 to $0.75 per diluted share. 2010 cash earnings are expected to be in the range of $380 million to $395 million, an increase from the previous range of $305 million to $325 million.

PNM Resources today also updated the expected 2010 EBITDA range for its competitive retail Texas operation, First Choice Power. The new range is $59 million to $63 million, up from the previously disclosed range of $40 million to $50 million. Optim Energy’s EBITDA range of $60 million to $65 million was unchanged.

THIRD QUARTER EARNINGS CALL:  11 AM EASTERN TODAY

PNM Resources will discuss third quarter earnings results and the new guidance ranges during a live conference call and Web cast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 five to 10 minutes prior to the event and referencing “the PNM Resources third quarter earnings conference call.”

A telephone replay will be available at 1 p.m. Eastern until midnight Nov.12 by dialing (800) 642-1687 or (706) 645-9291 and using confirmation code 16712134.  The Web cast and supporting material will be archived at http://www.pnmresources.com/investors/events.cfm.

MANAGEMENT TO PRESENT AT EEI FINANCIAL CONFERENCE

PNM Resources management will conduct a presentation during the 44th Annual Edison Electric Institute Financial Conference in Palm Springs, Calif. The presentation will be Web cast live at noon Eastern on Tuesday, Nov. 2. Interested parties can access all of the EEI Web casts at:
http://phx.corporate-ir.net/phoenix.zhtml?c=130144&p=conferenceAgenda&id=2555947&day=1

Management also will meet with industry analysts and investors Sunday, Oct. 31 through Tuesday, Nov. 2. Those individual meetings will not be Web cast. Supporting material for the investor meetings and presentation will be available prior to Oct. 31 on PNM Resources’ Web site at http://pnm.client.shareholder.com/investors/events.cfm.

E-MAIL ALERTS, RSS FEEDS AVAILABLE

PNM Resources encourages analysts, investors and other interested parties to visit the company’s Web site at www.PNMResources.com and register to automatically receive company financial information by e-mail or RSS feeds. Once registered, participants can choose from a menu to automatically receive requested information, including news releases, notices of webcasts and filings with the U.S. Securities and Exchange Commission. Participants can unsubscribe at any time and will not receive information that was not requested.

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Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2009 consolidated operating revenues from continuing operations of $1.6 billion. Through its utility and energy subsidiaries, PNM Resources has more than 2,700 megawatts of generation resources and serves electricity to more than 875,300 homes and businesses in New Mexico and Texas. The company also has a 50-percent ownership of Optim Energy, which owns nearly 1,200 megawatts of generation resources. For more information, visit the company’s Web site at www.PNMResources.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources', PNM's, or TNMP's (collectively, the "Companies") expectations, projections, estimates, intentions, goals, targets and strategies, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and the Companies assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, the Companies caution readers not to place undue reliance on these statements. The Companies' business, financial condition, cash flow and operating results are influenced by many factors, which are often beyond their control that can cause actual results to differ from those expressed or implied by the forward-looking statements. These factors include conditions affecting the Companies’ ability to access the financial markets and negotiate new credit facilities for those expiring in 2011 and 2012, or Optim Energy’s access to additional debt financing following the utilization of its existing credit facility, including actions by ratings agencies affecting the Companies’ credit ratings; the recession, its consequent extreme disruption in the credit markets, and its impacts on the electricity usage of the Companies’ customers; state and federal regulatory and legislative decisions and actions, including appeals of prior regulatory proceedings, and including provisions relating to climate change, reduction of green house gases, coal combustion byproducts, and other power plant emissions; the ability of PNM to meet the renewable energy requirements established by the New Mexico Public Regulation Commission (“NMPRC”), including the resource diversity requirement, within the specified cost parameters; the ability of PNM to successfully utilize a future test year in its rate filing with the NMPRC, including PNM’s ability to accurately forecast operating and capital expenditures and withstand challenges by regulators and intervenors; the performance of generating units, including the Palo Verde Nuclear Generating Station, the San Juan Generating Station, the Four Corners Plant, and Optim Energy generating units, and transmission systems; the risk that recently enacted reliability standards regarding total transmission capacity may limit PNM’s ability to transmit its generation resources and provide access to transmission customers; the risk that Optim Energy desires to expand its generation capacity but is unable to identify and implement profitable acquisitions or that PNM Resources and ECJV Holdings, LLC will not agree to make additional capital contributions to Optim Energy; the potential unavailability of cash from PNM Resources’ subsidiaries or Optim Energy due to regulatory, statutory or contractual restrictions; the impacts of the decline in the values of marketable equity securities on the trust funds maintained to provide nuclear decommissioning funding and pension and other postretirement benefits, including the levels of funding and expense; the ability of First Choice Power to attract and retain customers and collect amounts billed, changes in Electric Reliability Council of Texas protocols; changes in the cost of power acquired by First Choice Power; collections experience; insurance coverage available for claims made in litigation; fluctuations in interest rates; weather; water supply; changes in fuel costs; availability of fuel supplies; uncertainty regarding the requirements and related costs of decommissioning power plants owned or partially owned by PNM and Optim Energy and coal mines supplying certain PNM power plants, as well as the ability to recover decommissioning costs through charges to customers; the risk that replacement power costs incurred by PNM related to not meeting the specified capacity factor for its generating units under its emergency fuel and purchased power adjustment clause will not be approved by the NMPRC; the risk that PNM may not be able to recover costs of renewal of rights-of-way on Native American lands through rates charged to customers; the effectiveness of risk management and commodity risk transactions; seasonality and other changes in supply and demand in the market for electric power; the impact of mandatory energy efficiency measures on customer energy usage; variability of wholesale power prices and natural gas prices; volatility and liquidity in the wholesale power markets and the natural gas markets; uncertainty regarding the ongoing validity of government programs for emission allowances; changes in the competitive environment in the electric industry; the risk that the Companies and Optim Energy may have to commit to substantial capital investments and additional operating costs to comply with new environmental requirements including possible future requirements to address concerns about global climate change, and the resultant impacts on the operations and economic viability of generating plants in which PNM and Optim Energy have interests; the risks associated with completion of generation, transmission, distribution, and other projects, including construction delays and unanticipated cost overruns; uncertainty surrounding the status of PNM’s participation in jointly-owned projects resulting from the scheduled expiration of the operational documents for the projects beginning in 2015 and potential changes in the objectives of the participants in the projects; the outcome of legal proceedings; changes in applicable accounting principles; and the performance of state, regional, and national economies.

Non-GAAP Financial Measures
PNM Resources uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) and EBITDA (earnings before interest charges, income taxes, depreciation and amortization) and ongoing EBITDA to evaluate the operations of PNM Resources and to establish goals for management and employees.  While PNM Resources believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”). PNM Resources does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, PNM Resources’ calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. PNM Resources uses ongoing earnings guidance to provide investors with management’s expectations of ongoing financial performance over the period presented. While PNM Resources believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP.  PNM Resources does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP.  Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP earnings, nor their probable impact on GAAP earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.  In addition, PNM Resources uses forecasts of ongoing EBITDA and cash earnings guidance to provide investors with management’s expectations of additional indicators of ongoing financial performance. Since forecasts of EBITDA and cash earnings are derived from forecasted ongoing earnings, management is not able reconcile these items to a GAAP equivalent.

CONTACTS:
Analysts                                                                    Analysts & Media
Gina Jacobi                                                                Frederick Bermudez
Director, Investor Relations                                     (505) 241-4831
(505) 241-2211                                             (END)

PNM Resources
Schedule 1
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended September 30, 2010
	(in thousands)
	Utilities		First	Optim	Corp/
	PNM Electric	TNMP Electric	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 38,933	$ 7,329	$ 12,822	$ 1,777	$ (2,966)	$ 57,895

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	(937)	-	(9,265)	(267)	-	(10,469)
Net change in unrealized impairments of NDT securities	1,126	-	-	-	-	1,126
Total Adjustments	189	-	(9,265)	(267)	-	(9,343)

GAAP Net Earnings (Loss) Attributable to PNMR:	$ 39,122	$ 7,329	$ 3,557	$ 1,510	$ (2,966)	$ 48,552

	Nine Months Ended September 30, 2010
	(in thousands)
	Utilities		First	Optim	Corp/
	PNM Electric	TNMP Electric	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 51,264	$ 13,079	$ 33,901	$ (4,102)	$ (11,510)	$ 82,632

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	(4,345)	-	(21,244)	650	-	(24,939)
Net change in unrealized impairments of NDT securities	429	-	-	-	-	429
Loss on reacquired debt	(282)	-	-	-	-	(282)
Disposition of litigation	5,141	-	-	-	-	5,141
Total Adjustments	943	-	(21,244)	650	-	(19,651)

GAAP Earnings (Loss) Attributable to PNMR:	$ 52,207	$ 13,079	$ 12,657	$ (3,452)	$ (11,510)	$ 62,981

* Income tax effects calculated using tax rates of 35.65% for First Choice and TNMP and 39.59% for all other segments.

PNM Resources
Schedule 2
Reconciliation of Ongoing to GAAP Earnings
(Preliminary and Unaudited)

	Quarter Ended September 30, 2009
	(in thousands)
	Utilities			First	Optim	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 31,738	$ 5,460	$ -	$ 18,274	$ 4,512	$ (2,147)	$ 57,837

Adjusting items, net of income tax effects*
Mark-to-market impact of economic hedges	4,087	-	-	(1,222)	(343)	-	2,522
Interest on uncertain tax positions	889	-	-	-	-	-	889
Gain on sale of gas operations	-	-	(1,083)	-	-	-	(1,083)
Increases in legal reserves	(8,297)	-	-	-	-	(449)	(8,746)
Post sale discontinued operations	-	-	(279)	-	-	-	(279)
Regulatory disallowances	-	691	-	-	-	-	691
Net change in unrealized impairments of NDT securities	2,362	-	-	-	-	-	2,362
Total Adjustments	(959)	691	(1,362)	(1,222)	(343)	(449)	(3,644)

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations	30,779	6,151		17,052	4,169	(2,596)	55,555
Discontinued Operations			(1,362)				(1,362)
Net Earnings (Loss)	$ 30,779	$ 6,151	$ (1,362)	$ 17,052	$ 4,169	$ (2,596)	$ 54,193

	Nine Months Ended September 30, 2009**
	(in thousands)
	Utilities			First	Optim	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 41,327	$ 9,082	$ 7,621	$ 37,642	$ 2,728	$ (12,013)	$ 86,387

Adjusting items, net of income tax effects*
Business Improvement Plan	(319)	-	-	-	-	349	30
CapRock settlement	-	-	-	-	-	9,062	9,062
Depreciation associated with sale of gas assets	-	-	1,112	-	-	-	1,112
Mark-to-market impact of economic hedges	2,939	-	-	2,402	(2,158)	-	3,183
Interest on uncertain tax positions	3,534	-	-	-	-	-	3,534
Gain on reacquired debt	-	-	-	-	-	4,415	4,415
Gain on sale of gas operations	-	-	65,868	-	-	-	65,868
Increases in legal reserves	(15,909)	-	-	-	-	(449)	(16,358)
Post sale discontinued operations	-	-	(2,721)	-	-	6	(2,715)
Regulatory disallowances	(16,078)	257	-	-	-	-	(15,821)
Sale of water rights	-	-	-	-	-	768	768
Net change in unrealized impairments of NDT securities	2,560	-	-	-	-	-	2,560
Work continuance planning	(382)	-	-	-	-	-	(382)
Total Adjustments	(23,655)	257	64,259	2,402	(2,158)	14,151	55,256

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations	17,672	9,339		40,044	570	2,138	69,763
Discontinued Operations			71,880				71,880
Net Earnings (Loss)	$ 17,672	$ 9,339	$ 71,880	$ 40,044	$ 570	$ 2,138	$ 141,643

* Income tax effects calculated using tax rates of 35.65% for TNMP and First Choice and 39.59% for all other segments unless otherwise indicated.

**As restated, see Note 12 of Notes to Consolidated Financial Statements in the 2009 Annual Reports on Form 10-K. The actuarial determination of the projected benefit obligation (PBO) for the PNM pension plan at December 31, 2009 revealed that there had been an increase in the PBO of $9.6 million due to the retirement of employees transferred to New Mexico Gas Company following the sale of PNM Gas in January 2009.  This increase was expensed, similar to a plan curtailment, as required by GAAP and reduced the gain recognized on the sale. The PBO increase is reflected through a retroactive adjustment of the March 31, 2009 quarter and does not impact the three months ended September 30, 2009. Gain on sale of gas operations is net of income taxes (benefit) of $(0.8) million for the quarter ended September 30, 2009 and $33.4 million for the nine months ended September 30, 2009.

PNM Resources
Schedule 3
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Quarter Ended September 30, 2010
	(earnings per diluted share)
	Utilities		First	Optim	Corp/
	PNM Electric	TNMP Electric	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 0.42	$ 0.08	$ 0.14	$ 0.02	$ (0.03)	$ 0.63

Adjusting items
Mark-to-market impact of economic hedges	-	-	(0.11)	-	-	(0.11)
Net change in unrealized impairments of NDT securities	0.01	-	-	-	-	0.01
Total Adjustments	0.01	-	(0.11)	-	-	(0.10)

GAAP Net Earnings (Loss) Attributable to PNMR:	$ 0.43	$ 0.08	$ 0.03	$ 0.02	$ (0.03)	$ 0.53
Average Diluted Shares Outstanding: 91,780,931

	Nine Months Ended September 30, 2010
	(earnings per diluted share)
	Utilities		First	Optim	Corp/
	PNM Electric	TNMP Electric	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 0.56	$ 0.14	$ 0.37	$ (0.05)	$ (0.12)	$ 0.90

Adjusting items
Mark-to-market impact of economic hedges	(0.05)	-	(0.23)	0.01	-	(0.27)
Net change in unrealized impairments of NDT securities	-	-	-	-	-	-
Loss on reacquired debt	-	-	-	-	-	-
Disposition of litigation	0.06	-	-	-	-	0.06
Total Adjustments	0.01	-	(0.23)	0.01	-	(0.21)

GAAP Earnings (Loss) Attributable to PNMR:	$ 0.57	$ 0.14	$ 0.14	$ (0.04)	$ (0.12)	$ 0.69
Average Diluted Shares Outstanding: 91,813,845

PNM Resources
Schedule 4
Reconciliation of Ongoing to GAAP Earnings Per Diluted Share
(Preliminary and Unaudited)

	Quarter Ended September 30, 2009
	(earnings per diluted share)
	Utilities			First	Optim	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 0.35	$ 0.06	$ -	$ 0.20	$ 0.05	$ (0.03)	$ 0.63

Adjusting items
Mark-to-market impact of economic hedges	0.04	-	-	(0.01)	(0.01)	-	0.02
Interest on uncertain tax positions	0.01	-	-	-	-	-	0.01
Gain on sale of gas operations	-	-	(0.01)	-	-	-	(0.01)
Increases in legal reserves	(0.09)	-	-	-	-	-	(0.09)
Regulatory disallowances	-	0.01	-	-	-	-	0.01
Net change in unrealized impairments of NDT securities	0.02	-	-	-	-	-	0.02
Total Adjustments	(0.02)	0.01	(0.01)	(0.01)	(0.01)	-	(0.04)

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations	0.33	0.07		0.19	0.04	(0.03)	0.60
Discontinued Operations			(0.01)				(0.01)
Net Earnings (Loss)	$ 0.33	$ 0.07	$ (0.01)	$ 0.19	$ 0.04	$ (0.03)	$ 0.59
Average Diluted Shares Outstanding: 91,831,241

	Nine Months Ended September 30, 2009*
	(earnings per diluted share)
	Utilities			First	Optim	Corp/
	PNM Electric	TNMP Electric	PNM Gas	Choice	Energy (50%)	Other	PNMR
Ongoing Earnings (Loss)	$ 0.45	$ 0.10	$ 0.08	$ 0.41	$ 0.03	$ (0.13)	$ 0.94

Adjusting items
CapRock settlement	-	-	-	-	-	0.10	0.10
Depreciation associated with sale of gas assets	-	-	0.01	-	-	-	0.01
Mark-to-market impact of economic hedges	0.03	-	-	0.03	(0.02)	-	0.04
Interest on uncertain tax positions	0.04	-	-	-	-	-	0.04
Gain on reacquired debt	-	-	-	-	-	0.05	0.05
Gain on sale of gas operations	-	-	0.73	-	-	-	0.73
Increases in legal reserves	(0.18)	-	-	-	-	(0.01)	(0.19)
Post sale discontinued operations	-	-	(0.03)	-	-	-	(0.03)
Regulatory disallowances	(0.18)	-	-	-	-	-	(0.18)
Sale of water rights	-	-	-	-	-	0.01	0.01
Net change in unrealized impairments of NDT securities	0.03	-	-	-	-	-	0.03
Total Adjustments	(0.26)	0.00	0.71	0.03	(0.02)	0.15	0.61

GAAP Earnings (Loss) Attributable to PNMR:
Continuing Operations	0.19	0.10		0.44	0.01	0.02	0.76
Discontinued Operations			0.79				0.79
Net Earnings (Loss)	$ 0.19	$ 0.10	$ 0.79	$ 0.44	$ 0.01	$ 0.02	$ 1.55
Average Diluted Shares Outstanding: 91,602,780

* As restated, see Note 12 of Notes to Consolidated Financial Statements in the 2009 Annual Reports on Form 10-K. The actuarial determination of the projected benefit obligation (PBO) for the PNM pension plan at December 31, 2009 revealed that there had been an increase in the PBO of $9.6 million due to the retirement of employees transferred to New Mexico Gas Company following the sale of PNM Gas in January 2009.  This increase was expensed, similar to a plan curtailment, as required by GAAP and reduced the gain recognized on the sale. The PBO increase is reflected through a retroactive adjustment of the March 31, 2009 quarter and does not impact the three months ended September 30, 2009.

PNM Resources
Schedule 5
Segment Reconciliation of GAAP Net Earnings to Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Quarter Ended September 30, 2010
	PNM Electric	TNMP Electric	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$39.1	$7.3	$3.6	($1.4)	$48.6

Interest charges	18.0	7.7	0.4	5.2	31.3
Income taxes	25.9	4.7	2.2	(4.0)	28.8
Depreciation and amortization	23.1	11.6	0.2	4.1	39.0

EBITDA	106.1	31.3	6.4	3.9	147.7

GAAP to ongoing adjustments (before tax)	(1.0)	0.0	14.4	0.4	13.8

Ongoing EBITDA	$105.1	$31.3	$20.8	$4.3	$161.5

	Nine Months Ended September 30, 2010
	PNM Electric	TNMP Electric	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$52.2	$13.1	$12.7	($15.0)	$63.0

Interest charges	54.5	23.5	1.1	15.4	94.5
Income taxes	34.7	8.5	7.4	(13.2)	37.4
Depreciation and amortization	68.9	31.7	0.7	12.3	113.6

EBITDA	210.3	76.8	21.9	(0.5)	308.5

GAAP to ongoing adjustments (before tax)	(3.7)	0.0	33.0	(1.1)	28.2

Ongoing EBITDA	$206.6	$76.8	$54.9	($1.6)	$336.7

* Corporate & Other segment includes equity in net earnings (loss) of Optim Energy. See Schedule 7 for calculation of Optim Energy ongoing EBITDA.

PNM Resources
Schedule 6
Segment Reconciliation of GAAP Net Earnings to Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Quarter Ended September 30, 2009
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$30.8	$6.2	($1.4)	$17.1	$1.5	$54.2

Interest charges	16.8	8.0	0.0	0.6	5.1	30.5
Income taxes	19.8	4.1	(0.8)	9.7	(2.2)	30.6
Depreciation and amortization	23.5	10.3	0.0	0.4	3.9	38.1

EBITDA	90.9	28.6	(2.2)	27.8	8.4	153.5

GAAP to ongoing adjustments (before tax)	0.9	(1.1)	2.2	1.8	0.5	4.3

Ongoing EBITDA	$91.8	$27.5	$0.0	$29.6	$8.9	$157.8

	Nine Months Ended September 30, 2009
	PNM Electric	TNMP Electric	PNM Gas	First Choice	Corporate & Other*	PNMR Consolidated
GAAP Net Earnings (Loss) Attributable to PNMR	$17.7	$9.3	$71.9	$40.0	$2.7	$141.6

Interest charges	51.4	20.0	1.0	2.4	17.5	92.3
Income taxes	11.3	6.3	37.4	22.5	(2.3)	75.2
Depreciation and amortization	68.8	27.8	0.0	1.4	13.1	111.1

EBITDA	149.2	63.4	110.3	66.3	31.0	420.2

Ongoing adjustments (before tax)	37.3	(0.4)	(94.8)	(3.6)	(20.7)	(82.2)

Ongoing EBITDA	$186.5	$63.0	$15.5	$62.7	$10.3	$338.0

* Corporate & Other segment includes equity in net earnings (loss) of Optim Energy. See Schedule 7 for calculation of Optim Energy ongoing EBITDA.

PNM Resources
Schedule 7
Calculation of Optim Energy Ongoing EBITDA
(Earnings Before Interest Charges, Income Taxes, Depreciation and Amortization)
(Preliminary and Unaudited)
(in millions)

	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010
	(in millions)

GAAP Net Earnings (Loss)	$7.6	$(6.8)

Interest expense	4.7	14.0
Income tax	0.2	0.3
Depreciation and amortization expense	12.4	37.3
Mark-to-market impact of economic hedges	0.9	(2.2)
Purchase accounting amortizations	(0.4)	10.4

Ongoing Optim Energy EBITDA	25.4	53.0

50 percent of Ongoing EBITDA (PNMR share)	$12.7	$26.5

	Three Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2009
	(in millions)

GAAP Net Earnings	$15.6	$4.8

Interest expense	4.1	9.6
Income tax	0.3	0.4
Depreciation and amortization expense	10.0	25.8
Mark-to-market impact of economic hedges	1.1	7.1
Purchase accounting amortizations	(2.5)	6.2

Ongoing Optim Energy EBITDA	28.6	53.9

50 percent of Ongoing EBITDA (PNMR share)	$14.3	$27.0

PNM Resources
Schedule 8
Reconciliation of Ongoing (non-GAAP) Net Earnings
to GAAP Consolidated Statement of Earnings
(Preliminary and Unaudited)
(in thousands, except per share data)

	Nine Months Ended September 30,
	2010				2009
	GAAP	Adjustments		Ongoing	GAAP	Adjustments		Ongoing
	(in thousands, except per share data)

Operating revenues	$1,292,865	$3,646	(a)	$1,296,511	$1,264,701	$25,909	(f)	$1,290,610
Cost of energy	557,238	(22,058)	(b)	535,180	556,149	20,891	(g)	577,040
Gross margin	735,627	25,704		761,331	708,552	5,018		713,570
Other operating expenses	432,430	(2,076)	(c)	430,354	441,168	(29,384)	(h)	411,784
Depreciation and amortization	113,634	(2,121)	(c)	111,513	111,067	(2,121)	(c)	108,946
Operating income	189,563	29,901		219,464	156,317	36,523		192,840
Equity in net earnings (loss) of Optim Energy	(5,714)	(1,076)	(a)	(6,790)	944	3,571	(a)	4,515
Net other income (deductions)	21,686	(8,753)	(d)	12,933	49,903	(33,629)	(i)	16,274
Interest charges	(94,488)	-		(94,488)	(91,301)	-		(91,301)
Earnings before Income Taxes	111,047	20,072		131,119	115,863	6,465		122,328
Income Taxes	37,365	10,726	(e)	48,091	37,814	5,352	(e)	43,166
Earnings from Continuing Operations	73,682	9,346		83,028	78,049	1,113		79,162
Earnings from Discontinued Operations, net
of Income Taxes	-	-		-	71,880	(64,259)	(j)	7,621
Net Earnings	73,682	9,346		83,028	149,929	(63,146)		86,783
Earnings Attributable to Valencia Non-controlling
Interest	(10,305)	10,305	(c)	-	(7,890)	7,890	(c)	-
Preferred Stock Dividend Requirements of Subsidiary	(396)	-		(396)	(396)	-		(396)
Net Earnings Attributable to PNMR	$62,981	$19,651		$82,632	$141,643	$(55,256)		$86,387

Earnings from Continuing Operations Attributable to PNMR per Common Share:
Basic	$0.69	$0.21		$0.90	$0.76	$0.10		$0.86
Diluted	$0.69	$0.21		$0.90	$0.76	$0.10		$0.86

Net Earnings Attributable to PNMR per Common Share:
Basic	$0.69	$0.21		$0.90	$1.55	$(0.60)		$0.95
Diluted	$0.69	$0.21		$0.90	$1.55	$(0.61)		$0.94

Average common shares outstanding:
Basic	91,556				91,398
Diluted	91,814				91,603

(a)	Mark-to-market impact of economic hedges
(b)	Mark-to-market impact of economic hedges $(36,560); Consolidation of Valencia $14,502
(c)	Consolidation of Valencia
(d)	Disposition of litigation $(8,509); Net change in unrealized impairments of NDT securities $(710); Loss on reacquired debt $466.
(e)	Net taxes on adjusting items
(f)	Mark-to-market impact of economic hedges $(291); Addition to legal reserve $26,200
(g)	Mark-to-market impact of economic hedges $8,305; Consolidation of Valencia $12,586
(h)	Business improvement plan $37; Post sale discontinued operations $6; Work continuance planning $(633); Regulatory disallowances $(26,219); Consolidation of Valencia $(2,575)
(i)
Net change in unrealized impairments of NDT securities $(4,185); Business improvement plan $(10); Gain on reacquired debt $(7,312); Sale of water rights $(1,272); Interest on uncertain tax positions $(5,850); CapRock settlement $(15,000)

(j)	Depreciation associated with sale of gas assets $(1,112); Gain on sale of gas operations $(65,868); Post sale discontinued operations $2,721

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(In thousands, except per share amounts)

Electric Operating Revenues	$503,653	$477,727	$1,292,865	$1,264,701

Operating Expenses:
Cost of energy	215,169	199,648	557,238	556,149
Administrative and general	71,193	67,774	196,398	191,461
Energy production costs	42,306	40,130	148,002	135,821
Regulatory disallowances	-	-	-	27,286
Depreciation and amortization	38,980	38,050	113,634	111,067
Transmission and distribution costs	15,012	16,029	44,574	46,444
Taxes other than income taxes	15,585	14,560	43,456	40,156
Total operating expenses	398,245	376,191	1,103,302	1,108,384
Operating income	105,408	101,536	189,563	156,317

Other Income and Deductions:
Interest income	4,499	6,902	14,608	23,348
Gains on investments held by NDT	2,206	3,936	2,606	2,023
Other income	1,963	3,168	13,333	31,489
Equity in net earnings (loss) of Optim Energy	2,495	6,902	(5,714)	944
Other deductions	(3,848)	(2,325)	(8,861)	(6,957)
Net other income (deductions)	7,315	18,583	15,972	50,847

Interest Charges	31,317	30,535	94,488	91,301

Earnings before Income Taxes	81,406	89,584	111,047	115,863

Income Taxes	28,813	31,361	37,365	37,814

Earnings from Continuing Operations	52,593	58,223	73,682	78,049

Earnings (Loss) from Discontinued Operations, net of Income
Taxes (Benefit) of $0, $(785), $0 and $37,381	-	(1,362)	-	71,880

Net Earnings	52,593	56,861	73,682	149,929

Earnings Attributable to Valencia Non-controlling Interest	(3,909)	(2,536)	(10,305)	(7,890)

Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(396)	(396)

Net Earnings Attributable to PNMR	$48,552	$54,193	$62,981	$141,643

Earnings from Continuing Operations Attributable to PNMR per Common Share:
Basic	$0.53	$0.61	$0.69	$0.76
Diluted	$0.53	$0.60	$0.69	$0.76
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.53	$0.59	$0.69	$1.55
Diluted	$0.53	$0.59	$0.69	$1.55

Dividends Declared per Common Share	$0.125	$0.125	$0.375	$0.375

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2010	2009
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$25,097	$14,641
Accounts receivable, net of allowance for uncollectible accounts of $13,279 and $12,783	134,797	106,593
Unbilled revenues	73,757	78,274
Other receivables	65,436	77,672
Materials, supplies, and fuel stock	53,187	50,631
Regulatory assets	31,826	7,476
Commodity derivative instruments	35,835	50,619
Income taxes receivable	15,864	129,171
Other current assets	109,785	63,128

Total current assets	545,584	578,205

Other Property and Investments:
Investment in PVNGS lessor notes	104,212	137,511
Equity investment in Optim Energy	199,693	195,666
Investments held by NDT	146,327	137,032
Other investments	21,157	25,528
Non-utility property, net of accumulated depreciation of $2,152 and $3,779	7,499	7,923

Total other property and investments	478,888	503,660

Utility Plant:
Plant in service and plant held for future use	4,778,761	4,693,530
Less accumulated depreciation and amortization	1,621,612	1,611,496
	3,157,149	3,082,034
Construction work in progress	156,061	181,078
Nuclear fuel, net of accumulated amortization of $26,902 and $19,456	78,073	69,337

Net utility plant	3,391,283	3,332,449

Deferred Charges and Other Assets:
Regulatory assets	516,563	524,136
Goodwill	321,310	321,310
Other intangible assets, net of accumulated amortization of $5,400 and $5,272	26,439	26,567
Commodity derivative instruments	7,875	2,413
Other deferred charges	92,867	71,181

Total deferred charges and other assets	965,054	945,607
	$5,380,809	$5,359,921

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2010	2009
	(In thousands, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$192,000	$198,000
Current installments of long-term debt	2,125	2,125
Accounts payable	102,052	111,432
Accrued interest and taxes	73,511	45,341
Regulatory liabilities	3,766	908
Commodity derivative instruments	50,930	24,025
Other current liabilities	113,298	181,442

Total current liabilities	537,682	563,273

Long-term Debt	1,565,687	1,565,206

Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	550,481	531,166
Accumulated deferred investment tax credits	18,696	20,518
Regulatory liabilities	347,532	350,324
Asset retirement obligations	75,419	70,963
Accrued pension liability and postretirement benefit cost	264,598	281,923
Commodity derivative instruments	20,056	4,549
Other deferred credits	132,698	121,394

Total deferred credits and other liabilities	1,409,480	1,380,837

Total liabilities	3,512,849	3,509,316

Commitments and Contingencies (See Note 9)

Cumulative Preferred Stock of Subsidiary
without mandatory redemption requirements ($100 stated value, 10,000,000 shares authorized:
issued and outstanding 115,293 shares)	11,529	11,529

Equity:
PNMR Convertible Preferred Stock, Series A without mandatory redemption requirements
(no stated value, 10,000,000 shares authorized: issued and outstanding 477,800 shares)	100,000	100,000
PNMR common stockholders’ equity:
Common stock outstanding (no par value, 120,000,000 shares authorized: issued
and outstanding 86,673,174 shares)	1,290,464	1,289,890
Accumulated other comprehensive income (loss), net of income taxes	(57,118)	(46,057)
Retained earnings	434,570	405,884
Total PNMR common stockholders’ equity	1,667,916	1,649,717
Non-controlling interest in Valencia	88,515	89,359
Total equity	1,856,431	1,839,076

	$5,380,809	$5,359,921

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
	(In thousands)
Cash Flows From Operating Activities:
Net earnings	$73,682	$149,929
Adjustments to reconcile net earnings to net cash flows from operating activities:
Depreciation and amortization	138,013	131,247
PVNGS firm sales contract revenue	(43,535)	(42,485)
Bad debt expense	21,023	35,383
Deferred income taxes (benefit)	23,276	(49,823)
Equity in net (earnings) loss of Optim Energy	5,714	(944)
Net unrealized (gains) losses on derivatives	41,649	(7,225)
Realized (gains) on investments held by NDT	(2,606)	(2,023)
(Gain) on sale of PNM Gas	-	(99,299)
(Gain) loss on reacquired debt	466	(7,316)
Stock based compensation expense	2,525	1,844
Regulatory disallowances	-	27,286
Increase in legal reserve	-	26,200
Other, net	3,354	(824)
Changes in certain assets and liabilities:
Accounts receivable and unbilled revenues	(44,710)	(61,513)
Materials, supplies, and fuel stock	(2,557)	486
Other current assets	(54,654)	29,899
Other assets	(4,781)	(2,114)
Accounts payable	(9,380)	(94,075)
Accrued interest and taxes	141,478	87,779
Other current liabilities	(47,201)	(19,703)
Other liabilities	(25,198)	(17,831)
Net cash flows from operating activities	216,558	84,878

Cash Flows From Investing Activities:
Utility plant additions	(181,340)	(200,006)
Proceeds from sales of investments held by NDT	57,098	88,858
Purchases of investments held by NDT	(59,395)	(90,921)
Proceeds from sale of PNM Gas	-	653,095
Transaction costs for sale of PNM Gas	-	(11,162)
Return of principal on PVNGS lessor notes	29,851	26,726
Investments in Optim Energy	(17,610)	-
Other, net	636	1,626
Net cash flows from investing activities	(170,760)	468,216

PNM RESOURCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2010	2009
	(In thousands)
Cash Flows From Financing Activities:
Short-term borrowings (repayments), net	(6,000)	(551,667)
Long-term borrowings	403,845	309,242
Repayment of long-term debt	(403,845)	(350,079)
Issuance of common stock	-	1,245
Proceeds from stock option exercise	1,117	-
Purchase of common stock to satisfy stock awards	(2,804)	(940)
Excess tax (shortfall) from stock-based payment arrangements	(264)	(692)
Dividends paid	(34,691)	(34,666)
Equity transactions with Valencia’s owner	(11,149)	(8,773)
Payments received on PVNGS firm-sales contracts	22,872	23,059
Debt issuance costs and other	(4,423)	(10,212)
Net cash flows from financing activities	(35,342)	(623,483)

Change in Cash and Cash Equivalents	10,456	(70,389)
Cash and Cash Equivalents at Beginning of Period	14,641	140,644
Cash and Cash Equivalents at End of Period	$25,097	$70,255

Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest	$67,824	$64,143
Income taxes paid (refunded), net	$(98,792)	$68,809

The following table shows PNM Electric operating revenues by customer class, including intersegment revenues and average number of customers:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
		(In millions, except customers)
Residential	$111.7	$99.1	$12.6	$275.3	$242.7	$32.6
Commercial	107.8	98.1	9.7	272.4	250.7	21.7
Industrial	23.7	21.3	2.4	64.7	59.4	5.3
Public authority	6.8	6.0	0.8	16.2	15.2	1.0
Other retail	2.4	2.2	0.2	7.4	8.7	(1.3)
Transmission	12.2	10.8	1.4	31.0	25.9	5.1
Firm requirements wholesale	8.3	7.5	0.8	23.4	21.2	2.2
Other sales for resale	32.5	31.0	1.5	91.7	109.4	(17.7)
Mark-to-market activity	(1.1)	(1.0)	(0.1)	(4.2)	0.3	(4.5)
	$304.3	$275.0	$29.3	$777.9	$733.5	$44.4
Average retail customers (thousands)	501.8	499.3	2.5	501.4	498.6	2.8

The following table shows PNM Electric GWh sales by customer class:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
			(Gigawatt hours)
Residential	967.9	927.8	40.1	2,570.6	2,450.7	119.9
Commercial	1,140.2	1,101.5	38.7	3,045.9	2,933.2	112.7
Industrial	371.3	377.0	(5.7)	1,085.1	1,094.6	(9.5)
Public authority	80.5	73.3	7.2	198.3	189.7	8.6
Firm requirements wholesale	165.7	169.5	(3.8)	506.0	509.5	(3.5)
Other sales for resale	546.9	960.0	(413.1)	1,632.3	3,192.1	(1,559.8)
	3,272.5	3,609.1	(336.6)	9,038.2	10,369.8	(1,331.6)

The following table shows TNMP Electric operating revenues by customer class, including intersegment revenues, and average number of customers:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
		(In millions, except customers)
Residential	$27.8	$25.5	$2.3	$66.8	$57.2	$9.6
Commercial	20.2	18.7	1.5	57.4	53.8	3.6
Industrial	3.0	3.0	-	9.0	9.1	(0.1)
Other	10.2	8.5	1.7	28.8	23.6	5.2
	$61.2	$55.7	$5.5	$162.0	$143.7	$18.2
Average customers (thousands) (1)	229.9	229.2	0.7	229.2	228.6	0.6

(1)
Under TECA, customers of TNMP Electric in Texas have the ability to choose First Choice or any other REP to provide energy.  The average customers reported above include 73,873 and 85,035 customers of TNMP Electric for the three months ended September 30, 2010 and 2009, and 76,611 and 87,489 for the nine months ended September 30, 2010 and 2009, who have chosen First Choice as their REP.  These customers are also included in the First Choice segment.

The following table shows TNMP Electric GWh sales by customer class:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
			(Gigawatt hours(1))
Residential	927.6	910.8	16.8	2,182.8	2,038.5	144.3
Commercial	671.9	644.7	27.2	1,736.8	1,689.4	47.4
Industrial	580.3	517.7	62.6	1,674.2	1,471.4	202.8
Other	26.8	29.1	(2.3)	77.3	81.2	(3.9)
	2,206.6	2,102.3	104.3	5,671.1	5,280.5	390.6

(1)
The GWh sales reported above include 325.9 and 372.3 GWhs for the three months ended September 30, 2010 and 2009, and 822.3 and 901.6 GWhs for the nine months ended September 30, 2010 and 2009 used by customers of TNMP Electric, who have chosen First Choice as their REP.  These GWhs are also included below in the First Choice segment.

 The following table shows First Choice operating revenues by customer class, including intersegment revenues, and actual number of customers:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
		(In millions, except customers)
Residential	$98.4	$110.3	$(11.9)	$248.4	$279.0	$(30.6)
Mass-market	4.9	6.6	(1.7)	13.2	21.3	(8.1)
Mid-market	40.2	37.3	2.9	107.5	103.2	4.3
Other	6.2	5.2	1.0	14.9	16.1	(1.2)
	$149.7	$159.4	$(9.7)	$384.0	$419.6	$(35.6)
Actual customers (thousands) (1,2)	215.3	232.1	(16.8)	215.3	232.1	(16.8)

(1)	See note above in the TNMP Electric segment discussion about the impact of TECA.

(2)
Due to the competitive nature of First Choice’s business, actual customer counts are presented in the table above as a more representative business indicator than the average customers that are shown in the table for TNMP customers.

The following table shows First Choice GWh electric sales by customer class:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2010	2009	Change	2010	2009	Change
		(Gigawatt hours) (1)
Residential	732.0	781.2	(49.2)	1,831.3	1,927.1	(95.8)
Mass-market	31.6	38.3	(6.7)	83.0	117.5	(34.5)
Mid-market	376.9	304.7	72.2	949.3	827.2	122.1
Other	2.3	2.1	0.2	5.9	7.5	(1.6)
	1,142.8	1,126.3	16.5	2,869.5	2,879.3	(9.8)

(1)  See note above in the TNMP Electric segment discussion about the impact of TECA.